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                                                                   EXHIBIT 23.13

                          CONSENT OF LATHAM & WATKINS

The Board of Directors
Evergreen Media Corporation

     We hereby consent to the use in the Registration Statement on Form S-4 of Evergreen Media Corporation ("Evergreen") and in the related Joint Proxy Statement/Prospectus of Evergreen and Chancellor Broadcasting Company of our form of opinion related to tax matters, appearing as Exhibit 8.1 to the Registration Statement, to the description therein of such form of opinion, and to the references therein to us under the headings "The Merger -- Certain Federal Income Tax Consequences."

                                            LATHAM & WATKINS

Washington, D.C.
July 31, 1997